                                                                    Exhibit 99.1


[KP:C LOGO]


           KPC REPORTS EIGHTH CONSECUTIVE QUARTER OF OPERATING PROFITS

ST. LOUIS, June 3, 2004 - Kupper Parker Communications, Incorporated (OTC/BB:
KPCG.OB), a global marketing communications company, today announced net income of $216,234 or $.04 per share, for the three months ended April 30, 2004, compared with net income of $283,111 or $.05 per share for the second quarter of 2003.

The second quarter results of 2004 reflect the company's eighth consecutive quarter of operating profit, excluding unusual items recorded in the fourth quarter of 2002 primarily relating to the impairment of goodwill. The company increased its revenue and profit by 5% from the first quarter to the second quarter of 2004.

"Increases in productivity per employee, return on capital invested and a continued emphasis on profitable client relationships are feeding this trend," said Bruce Kupper, president and chief executive officer of KPC.

"We are pleased to see 2004 moving in the right direction with regard to revenue growth, although we are maintaining a conservative outlook relative to the economy and client budgets," said Kupper. "The acquisition of Rabasca+Company in April increased our leadership on Long Island and the East Coast, and we're seeing growth in certain sectors, such as health care and biopharmaceutical communications." New Business Developments Kupper Parker has added clients in recent months that benefit from KPC's ability to deliver programs national in scope by leveraging its office network and industry experience in areas such as business-to-business and consumer services:

     o Automotive Product Consultants, Inc., an automotive extended service provider, selected KPC to help market its custom-designed vehicle service contracts.

     o Mallory Alexander International Logistics, Inc., one of the country's leading third-party logistics companies, selected KPC to help market the company's global logistics and supply-chain services.

     o Geotechnology, Inc., which offers consulting services in applied earth and environmental sciences, selected KPC will provide multiple marketing services, including a comprehensive public relations plan that highlights the company's proven expertise in its field.

Industry Recognition
KPC has also been recognized by various industry organizations for its distinguished efforts, including the following:


                                     -MORE-

      KPC Reports Eighth Consecutive Quarter of Operating Profits/Add One


     o KPC was recently ranked in the top 20 independent agency brands in the U.S. according to AdWeek, AdAge and PRWeek, and among the top 50 interactive agencies as well.
     o KPC Performance Media, the company's Memphis office, was recently named `2004 Media Firm of the Year' by Memphis Advertising Federation; Mike Olmstead, office president, was also named `2004 President of the Year' by the same organization.
     o A number of KPC public relations and creative professionals were recently awarded the International Association of Business Communicators' Bronze Quill awards and the Direct Marketing Association's Arrow awards, respectively, for their outstanding marketing efforts for leading national companies. KPC was also nominated for an Emmy for its work for Charter Cable.

About Kupper Parker Communications
Headquartered in St. Louis, KPC is among the nation's leading independent marketing communications firms, providing a full range of services domestically and internationally through its offices and affiliates in the United States and Europe. KPC's U.S. markets include: Boston; Kansas City, Mo.; Louisville, Ky.; Memphis, Tenn.; Melville, NY; Oklahoma City, Ok.; and St. Louis. KPC extends its services in Europe through an ownership interest in Communications in Business, headquartered in London with offices in Brussels, Dusseldorf, Milan, Paris and Madrid.

KPC ranks in the top 20 independent agency brands in the U.S. according to 2004 editions of AdWeek, AdAge and PRWeek.

SAFE HARBOR
Statements included in this news release may contain forward-looking statements, including but not limited to statements of the Company's plans, objectives, expectations or intentions, that involve risk and uncertainties. The Company's actual results may differ significantly from those projected or suggested in any forward-looking statement due to a variety of factors, which are discussed in detail in the Company's filings with the Securities and Exchange Commission.

More information is located at www.kupperparker.com.

CONTACT:   Mary Scholz Barber
           Kupper Parker Communications
           (314) 290-2013
           mbarber@kupperparker.com

Three Month and Six Month Tables Follow

KUPPER PARKER COMMUNICATIONS, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(UNAUDITED)

                                                                         QUARTER ENDED APRIL 30
                                                 -------------------------------------------------------------------
                                                         2004                    2003                    %
                                                 ---------------------   ---------------------  --------------------
REVENUES                                           $        2,784,583       $       2,961,671                 -6.0%

OPERATING  EXPENSES:
     Salaries and Benefits                                  1,925,728               1,918,627                  0.4%
     Office and General                                       603,551                 712,791                -15.3%
                                                 ---------------------   ---------------------
     Total Operating Expenses                               2,529,279               2,631,418                 -3.9%
                                                 ---------------------   ---------------------
     Operating Income                                         255,304                 330,253                -22.7%

OTHER INCOME (EXPENSE):
     Interest income                                               49                   2,082                -97.6%
     Interest expense                                         (39,119)                (49,224)               -20.5%
                                                 ---------------------   ---------------------
                                                              (39,070)                (47,142)               -17.1%
                                                 ---------------------   ---------------------
     Pretax Income                                            216,234                 283,111                -23.6%

PROVISION FOR TAXES                                                 -                       -                   N/A
                                                 ---------------------   ---------------------
NET INCOME                                         $          216,234       $         283,111                -23.6%
                                                 =====================   =====================

EARNINGS PER SHARE:
     Basic                                         $             0.04       $            0.05                -20.0%
                                                 =====================   =====================
     Diluted                                       $             0.04       $            0.05                -20.0%
                                                 =====================   =====================

KUPPER PARKER COMMUNICATIONS, INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(UNAUDITED)

                                                                        SIX MONTHS ENDED APRIL 30
                                                 -------------------------------------------------------------------
                                                         2004                    2003                    %
                                                 ---------------------   ---------------------  --------------------
REVENUES                                           $        5,444,229       $       6,058,046                -10.1%

OPERATING  EXPENSES:
     Salaries and Benefits                                  3,747,208               3,942,536                 -5.0%
     Office and General                                     1,195,615               1,455,660                -17.9%
                                                 ---------------------   ---------------------
     Total Operating Expenses                               4,942,823               5,398,196                 -8.4%
                                                 ---------------------   ---------------------
     Operating Income                                         501,406                 659,850                -24.0%

OTHER INCOME (EXPENSE):
     Interest income                                              115                   4,027                -97.1%
     Interest expense                                         (79,635)                (98,285)               -19.0%
                                                 ---------------------   ---------------------
                                                              (79,520)                (94,258)               -15.6%
                                                 ---------------------   ---------------------
     Pretax Income                                            421,886                 565,592                -25.4%

PROVISION FOR TAXES                                                 -                       -                   N/A
                                                 ---------------------   ---------------------

NET INCOME                                         $          421,886       $         565,592                -25.4%
                                                 =====================   =====================

EARNINGS PER SHARE:
     Basic                                         $             0.07       $            0.10                -30.0%
                                                 =====================   =====================
     Diluted                                       $             0.07       $            0.09                -22.2%
                                                 =====================   =====================